Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan of our report dated January 10, 2003 with respect to the consolidated financial statements of Advanced Micro Devices, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Jose, California

August 20, 2003